UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 21, 2016

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor relations +1.888.717.5655

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 1.02          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As reported in a Form 8-K filed with the Securities and Exchange Commission on July 16, 2014, the Company entered into a Convertible Promissory Note with a face value of $1,105,000.00 (the “Note”) by and between the Company and Typenex Co-Investment, LLC (“Typenex”) on or about June 24, 2014. On or about April 19, 2018, the Phoenix Life Sciences International Limited, a Canada Corporation (“PLSI CA”) acquired the entirety of the Note’s outstanding principal and interest balance from Typenex. Upon the completion of the merger described herein, that note was conveyed to the Company.

On September 22, 2018, the Company’s Board of Directors resolved to deem the acquired Note’s principal balance satisfied, and to terminate the Note and any and all rights and obligations arising thereunder, including without limitation the cancellation of all Warrants issued to Typenex under the Note.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 24, 2018, pursuant to the Agreement and Plan of Merger, dated as of September 18, 2018, as (the “Merger Plan”) by and between Phoenix Life Sciences International Limited, a Nevada Corporation (the “Company”) and Phoenix Life Sciences International Limited, a Canada Corporation (“PLSI CA”), the Company completed its merger with PLSI CA, with the Company as the surviving entity. The Merger was effective as of 12:00 AM, September 18, 2018. The Company will issue exchange common stock with PLSI CA shareholders at a 1:1 ratio. As of the effective date of the merger, Russell Stone resigned as Director. Following the effective date of the Merger, Stephen Cornford, Janelle Mardsen, Geoff Boynton and Martin Tindall will be appointed to the Company’s Board of Directors, and Martin Tindall will be named the Company’s CEO. A copy of the merger plan is attached hereto as Exhibit 2.1. The information in this Item 2.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On September 24, 2018, the Company issued 30,502,375 shares of common stock bearing the restricted legend without registration (the “Issued Shares”). Of these, 29,802,375 shares were issued in reliance on Rule 802 under the Securities Act in a 1:1 share exchange related to the merger of PLSI CA and the Company as described above, and 700,000 shares were issued as compensation for services rendered in reliance of Section 4(a)(2) of the Securities Act. All of the Issued Shares were issued in private transactions, and the Company received no proceeds from the Issued Shares. The Issued Shares, in conjunction with the 47,571 shares of common stock previously issued by the Company, brings the current issued and outstanding share count to 30,549,946.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 21, 2016, the Company’s Board of Directors approved the engagement of BKMR, LLP to provide auditing services on a prospective basis, and to perform a full audit of the Company’s books and records for the years ended February 28, 2015, February 28, 2016, and February 28, 2017.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On September 22, 2018, the Company’s Board of Directors accepted the resignation of Russell Stone from his position as Director.

ITEM 7.01          REGULATION FD DISCLOSURE

On September 24, 2018, the Company’s Board of Directors announced the finalization of its merger with Phoenix Life Sciences International Limited (Canada), the appointment of a new auditing firm, and the satisfaction of a $1,105,000.00 convertible promissory note and all rights and obligations arising thereunder. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01          Financial Statements and Exhibits

(d)

Exhibits.

Exhibit
Number	Description of Exhibit
2.1	Merger Plan and Articles of Merger, filed with the State of Nevada
99.1	Press Release issued September 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: September 24, 2018	By:	/s/ Lewis Humer
Lewis Humer
Chief Executive Officer